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                                                                    EXHIBIT 23.3

                   CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS


     We consent to the inclusion in this Registration Statement of BayCorp Holdings, Ltd. on Form S-4 of our report dated April 7, 1994 except as to the information presented in Note H for which the date is November 23, 1994, on our audit of the financial statements of Great Bay Power Company (formerly EUA Power Corporation). We also consent to the references to our firm under the caption "Experts."


                                            COOPERS & LYBRAND L.L.P.


Boston, Massachusetts
May 28, 1996